UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2008
FEDERAL HOME LOAN BANK OF DALLAS
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51405	71-6013989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8500 Freeport Parkway South, Suite 600 Irving, TX (Address of principal executive offices)		75063-2547 (Zip Code)
Registrant’s telephone number, including area code:
(214) 441-8500
Former name or former address, if changed since last report:
Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective April 22, 2008, Joseph F. Quinlan, Jr. was appointed by the Board of Directors of the Federal Home Loan Bank of Dallas (“Bank”) to fulfill the unexpired term of an elected director representing the State of Louisiana. Mr. Quinlan’s appointment was reported under Item 5.02 of the Bank’s Current Report on Form 8-K dated April 22, 2008 and filed with the Commission on April 23, 2008. At the time of filing such report, the committees of the Bank’s Board of Directors to which Mr. Quinlan would be named had not been determined.
The Bank is filing this Form 8-K/A to report that on May 1, 2008 the Bank’s Board of Directors appointed Mr. Quinlan to serve on its Risk Management Committee and Strategic Planning Committee.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas
Date: May 2, 2008	By:	/s/ Tom Lewis
Tom Lewis
Senior Vice President and Chief Accounting Officer